UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 21, 2011

TRIO MERGER CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54367	27-4867100
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

777 Third Avenue, 37th Floor, New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

(212) 319-7676
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 20, 2011, the Registration Statement on Form S-1 (SEC File No. 333-172836) (the “Initial Registration Statement”) relating to the initial public offering of 5,000,000 units (“Units”) of Trio Merger Corp. (the “Company”) was declared effective by the Securities and Exchange Commission (“SEC”).  On June 21, 2011, the Company filed a new Registration Statement on Form S-1 (SEC File No. 333-175040) to increase the size of the initial public offering by 20% pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  On June 21, 2011, the Company announced the foregoing information in a press release.

On June 21, 2011, the Company entered into various agreements filed as exhibits to the Initial Registration Statement, as amended to reflect such increase in the size of the offering.  The material terms of such agreements are fully described in the Company’s final prospectus, dated June 21, 2011 as filed with the SEC on June 22, 2011.  This Current Report on Form 8-K is being filed solely to file such revised and executed agreements.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation.

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.

10.1	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company.

10.2	Escrow Agreement between the Company, Continental Stock Transfer & Trust Company and the Company’s Initial Stockholders.

99.2	Press Release Announcing Effectiveness of IPO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2011
TRIO MERGER CORP.

By:	/s/ David D. Sgro
Name: David D. Sgro
Title: Chief Financial Officer